SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): April 1, 2003


                         VOLT INFORMATION SCIENCES, INC
             (Exact Name of Registrant as Specified in Its Charter)



          New York                     1-9232                  13-5658129
----------------------------      -----------------       ------------------
(State or Other Jurisdiction         (Commission          (I.R.S. Employer
      of Incorporation)              File Number)         Identification No.)



560 Lexington Avenue, New York, New York                            10022
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(Address of Principal Executive Offices)                         (Zip Code)


                                 (212) 704-2400
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events.
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         On April 1, 2003, Volt Information Sciences, Inc. (the "Company")
issued a press release stating that it would change the method of reporting the revenues of its Professional Employee Organization ("PEO") subsidiary, Shaw & Shaw, Inc., which has historically accounted for approximately 2% of the Company's revenues, from gross billing to a net revenue basis. The change in reporting will result in a reduction in both reported PEO revenues and related costs of sales, with no effect on the Company's net income. The Company will report its PEO revenues for all current and prior periods under the revised method beginning with the Company's next quarterly report, for the quarter ending May 4, 2003.

Item 7.    Financial Statements and Exhibits.
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           (a)    Financial statements of business acquired:

                  Not applicable.

           (b)    Pro forma financial information:

                  Not applicable.

           (c)    Exhibits:

                  99.1 Volt Information Sciences, Inc. Press Release dated April 1, 2003.


                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VOLT INFORMATION SCIENCES, INC.


Date: April 2, 2003                By:  /s/ James J. Groberg
                                        ----------------------------------------
                                        James J. Groberg, Senior Vice President

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number       Description
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99.1         Volt Information Sciences, Inc. Press Release dated April 1, 2003.